UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2005
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)       (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
(a)	On December 14, 2005, the Company’s Board of Directors committed to a plan to reduce the Company’s cost structure and increase product development synergy and efficiency. To that end the Company has instituted strategic workforce reductions that it expects will allow the Company to better leverage resources in a manner consistent with its strategy to increase the quality and size of its internal product development capabilities. As such, the Company anticipates that it will reduce headcount by between 71 and 96 positions, which represents a reduction of approximately 8-11% of the Company’s global workforce. The Company expects that the majority of the headcount reduction will occur by the end of 2005, with the remainder of headcount reduction planned for 2006. Despite these reductions, the Company grew its overall internal product development employee base in 2005 and intends to continue to grow its product development employee base in 2006.
(b)	In conjunction with this plan, the Company anticipates that it will incur costs associated with these activities as follows:

Employee related costs	$2 million
Asset impairment	$8 million
Exit and other costs	$3 million
(c)	Therefore, the Company expects to incur pre-tax charges related to these activities in the fourth quarter 2005 of approximately $13 million.
(d)	Of these amounts, the Company expects to incur future cash expenditures related to these activities of approximately $4 million.
Item 7.01. Regulation FD Disclosure.
The Company now expects to take charges unrelated to the plan description above of approximately $7 million for the fourth quarter of 2005 due to (1) the accelerated amortization and writedowns of capitalized product development costs associated with both current and future releases; (2) inventory writedowns; and (3) bad debts. These non-cash charges were not previously anticipated when the Company provided its most recent guidance for the year and quarter ending December 31, 2005.
Information in this Current Report that is being furnished pursuant to Item 7.01 shall not be deemed “filed” pursuant to Item Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Accordingly, the information in Item 7.01 of this Current Report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
December 16, 2005	By:	/s/ Thomas E. Powell
Thomas E. Powell
Executive Vice President, Chief Financial Officer and Treasurer